Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2024 Equity Incentive Plan and Non-Plan Inducement Stock Option Grants of Chimerix, Inc. of our report dated February 29, 2024, with respect to the consolidated financial statements of Chimerix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina
August 13, 2024